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                                                                    EXHIBIT 99.1

[TWA LOGO]

FOR IMMEDIATE RELEASE                                      October 24, 1996

                                                   CONTACT:  John McDonald
                                                             314/589-3214

                            ERICKSON TO LEAVE TWA

        ST. LOUIS, MO. - (OCTOBER 24, 1996) --- Trans World Airlines president and chief executive officer Jeffrey H. Erickson has informed the company's Board of Directors that he plans to leave his position in January, 1997.

        Mr. Erickson joined TWA in April, 1994, as president and chief operating officer. He was named CEO in August, 1994.

        "I am proud of the accomplishments of the people of TWA under my leadership, which included a successful financial restructuring, six consecutive quarters of improved year-over-year operating results, significant growth in service at our St. Louis hub and the launch of an important fleet renewal program," Erickson said.

        "I have decided that it is time for me to move on. I look forward to working with the Board during the next three months to select a qualified successor and to effect a smooth transition," Erickson said.

        "In 1994 the Board gave Jeff a very challenging assignment and he has accomplished much of what TWA set out to do. We are grateful for his leadership and service," said Thomas F. Meagher, chairman of the TWA board of directors.

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